EXHIBIT 10.4

THIS AMENDMENT TO LEASE AGREEMENT made to take effect the 1st day of July 2009.

B E T W E E N:

DIETER SCHWARZ

(hereinafter called the “Landlord”)
  OF THE FIRST PART,

- and -

WIRELESS RONIN TECHNOLOGIES (CANADA) INC.

(hereinafter called the “Tenant”)
 OF THE SECOND PART.

WITNESSETH THAT:

WHEREAS by a Lease dated July 1, 2007 being for a term commencing July 1, 2007 and being completed June 30, 2009, (hereinafter called the “Original Lease”), a copy of which is attached hereto as Appendix “A”, made between the Landlord and the Tenant, the Landlord did lease unto the Tenant those certain premises municipally known as 4510 Rhodes Drive, Building #800 (the “Leased Premises”), in the City of Windsor, in the Province of Ontario, as more particularly described in the Original Lease.

AND WHEREAS the parties hereto have agreed to amend the Lease;

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT, in consideration of the sum of One ($1.00) Dollar paid by each party unto the other, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to the following:

1.	Effective July 1, 2009, Section 1.01 of the Original Lease shall be deleted in its entirety and replaced with the following:

        SECTION 1.01 - Leased Premises

In consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of the Tenant to be paid, observed and performed, the Landlord demises and leases to the Tenant a portion of those certain premises municipally known as 4510 Rhodes Drive, Unit #800, Windsor, Ontario, more particularly described in Schedule "A" attached hereto (herein called the "Business Centre") containing an area of approximately nine thousand seven hundred (9,700) square feet of the Business Centre, designated on the plan which is marked Appendix "B" and Appendix "B-1" attached hereto, (herein called the "Leased Premises" or "Demised Premises" or "Premises").

The area of the Premises expressed in square feet is measured from:

(a)	the exterior face of exterior walls, doors and windows;

(b)	the exterior face of all demising walls, doors and windows separating the Premises from common facilities, if any; and

(c)	the centre line of all demising walls separating the Premises from adjoining leaseable premises.

2.	Effective July 1, 2009, Section 1.02 of the Original Lease shall be deleted in its entirety and replaced with the following:

SECTION 1.02 – Term of the Lease

TO HAVE AND TO HOLD the Leased Premises for and during the term of five (5) years (hereinafter called the “Term”) to be computed from July 1, 2009 to June 30, 2014.

3.	Effective July 1, 2009, Section 2.01 of the Original Lease shall be deleted in its entirety and replaced with the following:

SECTION 2.01 – Fixed Minimum Rent

The Tenant covenants and agrees to pay unto the Landlord, commencing July 1, 2009, a minimum rent for the Leased Premises (hereinafter called “Fixed Minimum Rent”) of SIXTY SEVEN THOUSAND NINE HUNDRED ($67,900.08) DOLLARS and EIGHT CENTS per annum, payable in equal monthly instalments in advance of FIVE THOUSAND SIX HUNDRED FIFTY EIGHT ($5,658.34) DOLLARS and THIRTY FOUR CENTS on the first day of each month;

4.	Effective July 1, 2009, Section 3.02 of the Original Lease shall be deleted in its entirety and replaced with the following:

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SECTION 3.02 - Parking Areas

3.02.1
The Tenant acknowledges that the parking areas located at the Business Centre are provided to the Tenant in common with the other tenants or their customers.  The Tenant is guaranteed the use of 30 parking spaces.  Should it be necessary, the Landlord will dedicate, to the Tenant, parking for 30 vehicles.

3.02.2
The Landlord will, in no way, be responsible for the policing and/or supervision of the parking spaces.  The Tenant accepts that its employees, agents, clients, customers and all others shall use the parking spaces at their own risk or that of the Tenant, and that the Landlord shall have the right to designate and restrict where the Tenant, its employees, agents, customers and all others may park their vehicles.

5.	Effective July 1, 2009, Section 18.02 shall be deleted in its entirety and replaced with the following:

SECTION 18.02 – Tenant Improvement Allowance

The Landlord agrees to pay to the Tenant SIXTY THOUSAND ($60,000.00) DOLLARS plus applicable goods and services tax (hereinafter called “Tenant Improvement Allowance”) towards the Tenant’s Leasehold Improvements.  Any and all costs and expenses over $60,000.00 will be the responsibility of the Tenant.

6.           Effective July 1, 2009, Section 18.03 and Section 18.04 shall be added to the Original Lease:

SECTION 18.03 – Tenant’s Work

The Tenant, at its own expense, is responsible to ensure that the utility services servicing the Leased Premises and the area vacated are properly separated.  The Tenant will manage the space preparation and all Tenant Improvements and will select its own contractor for the improvements.  The Tenant shall have the right to make alterations to the Premises that are non-structural, using contractors of the Tenant’s choice, without the prior consent of the Landlord.  The Tenant shall not be obligated to restore the Lease Premises upon surrender and shall have no obligation to remove any cabling or wiring.

        SECTION 18.04 – Landlord’s Work

The Landlord, at his expense, is to erect a demising/partition wall in accordance with the floor plan attached hereto as Schedule “D”.

7.           Effective July 1, 2009, Section 20.29 shall be added to the Original Lease:

      SECTION 20.29 – Right to Terminate

The Tenant shall be allowed a one-time opportunity to terminate this Lease at the end of the third (3rd) year, being June 30, 2012, by providing the Landlord with a minimum of six (6) months prior written notice of their intent.  Should the Tenant exercise its Right to Terminate, the Tenant agrees to pay the Landlord on or before December 31, 2012, the sum of THIRTY EIGHT THOUSAND FIVE HUNDRED FIFTY ($38,550.00) DOLLARS plus applicable taxes, of which TWENTY FOUR THOUSAND ($24,000.00) DOLLARS is to reimburse for unamortized Tenant Improvement Allowance and FOURTEEN THOUSAND FIVE HUNDRED FIFTY ($14,550.00) DOLLARS, is to reimburse for unamortized brokerage commission paid.

8.	The Landlord agrees to pay to the Tenant’s broker a commission as stated in Schedule “E” attached hereto.

9.
The Tenant agrees to render vacant possession of the area of the existing Leased Premises that they will no longer be leasing, on or before June 30, 2009.  For the avoidance of doubt, the Tenant shall retain access to the location circled on Schedule “D” through to July 31, 2009.

10.
Notwithstanding the terms of the Original Lease, the Tenant reserves the right to substitute any of its subsidiaries or affiliates as occupants of the Leased Premises without obtaining the Landlord’s consent as long as the use fits within the nature of work deemed common in the Building.

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11.	The parties hereto acknowledge and confirm that the Original Lease remains a Lease in good standing and ratify the terms and conditions therein contained.

12.	Save and except for the foregoing, all the covenants, and undertakings, terms and conditions of the Original Lease, as amended, shall remain in full force and effect.

13.	This Agreement shall be binding on the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF the parties have executed this Agreement as of the 8th day of July 2009.

SIGNED, SEALED AND DELIVERED	) DIETER SCHWARZ
in the presence of	) (by his mangers herein
) Today Management (Windsor), Inc.
)
/s/ Diane Murray	) Per: /s/ Joy Laramie
WITNESS	) (Authorized Signing Officer)
)
) WIRELESS RONIN TECHNOLOGIES (CANADA) INC.
)
)
)
/s/ Scott N. Ross	) Per: /s/ Darin P. McAreavey
WITNESS	) (Authorized Signing Officer)

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Appendix “A”

THIS INDENTURE made to take effect as of the 1st day of July 2007.

IN PURSUANCE OF THE SHORT FORMS OF LEASES ACT

B E T W E E N:

DIETER SCHWARZ

(hereinafter called the "Landlord"),

 OF THE FIRST PART,

- and -

WIRELESS RONIN TECHNOLOGIES INC.

(hereinafter called the "Tenant"),

 OF THE SECOND PART.

WITNESSETH THAT:

ARTICLE I

GRANT AND TERM

SECTION 1.01 - Leased Premises

In consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of the Tenant to be paid, observed and performed, the Landlord demises and leases to the Tenant a portion of those certain premises municipally known as Rhodes Business Centre, 4510 Rhodes Drive, Building #800, Windsor, Ontario, more particularly described in Schedule "A" attached hereto (herein called the "Business Centre"), being the entire Building 800containing an area of approximately fourteen thousand nine hundred thirty (14,930) square feet of the Business Centre, designated on the plan which is marked Schedule "B" attached hereto, (herein called the "Leased Premises" or "Demised Premises" or "Premises").

SECTION 1.02 - Term of Lease

TO HAVE AND TO HOLD the Leased Premises for and during the term of two (2) years (hereinafter called the "Term") from July 1, 2007 (hereinafter called the "Lease Commencement Date") and ending on June 30, 2009.

ARTICLE II

RENT

SECTION 2.01 - Fixed Minimum Rent

The Tenant covenants and agrees to pay unto the Landlord commencing July 1, 2007, a minimum rent for the Leased Premises, herein referred to as "Fixed Minimum Rent", in the amount of ONE HUNDRED NINETEEN THOUSAND FOUR HUNDRED FORTY ($119,440.08) DOLLARS and EIGHT CENTS per annum, payable in equal monthly instalments in advance of NINE THOUSAND NINE HUNDRED FIFTY THREE ($9,953.34) DOLLARS and THIRTY FOUR CENTS on the first day of each month;

SECTION 2.02 - Additional Rent and Charges

2.02.1 The Tenant acknowledges and agrees that except as otherwise set out in the Lease, it is intended that the Lease and the rentals payable hereunder are to be completely carefree and net to the Landlord and that the Landlord is not responsible for any costs, charges, expenses and outlays arising from or relating to the use and occupancy of the Leased Premises or the Business Centre, or of the contents thereof or the businesses carried on therein, save and except as specifically set out herein, and the Tenant shall pay, as Additional Rent, its proportionate share of all such charges, impositions, costs and expenses relating to the Leased Premises or the use and occupancy thereof (save and except the Landlord's mortgage payments and income taxes and Excluded Costs).  Without limiting the generality of the foregoing, the Tenant shall pay as Additional Rent, in monthly instalments in advance, on the basis of estimates provided by the Landlord (to be adjusted on an annual basis on the basis of the Landlord's operating statements) or otherwise as the Landlord designates, acting reasonably, the following:

(a)
All taxes levied, rated, charged or assessed from time to time against the Leased Premises (and all appurtenances thereto), or the Minimum or Additional Rents or any part thereof, which taxes shall include, but not be limited to, real property taxes, business transfer taxes, value added taxes, local improvement rates, Goods and Services tax, street improvement charges, cash in lieu of parking charges, and any other taxes, assessments, charges or duties levied, rated, charged or assessed in substitution for any of the foregoing taxes, or which arise as a result of any present or future legislation or regulation, but not capital taxes.  The amount of tax payable shall be based on a tax bill issued by any lawful taxing authority; if there is no such separate tax bill available, or if the Landlord elects, the Tenant shall make such payment based on its proportionate share of all such taxes levied, rated, charged or assessed from time to time against the Business Centre. (The Tenant shall also pay its proportionate share of all such taxes, charges, rates, levies, etc., against the Common Facilities of the Business Centre, to the extent only that such taxes on the Common Facilities of the Business Centre have not been included in the Additional Rent).

(b)	A proportionate share of the costs and expenses incurred by the Landlord in insuring, operating, managing and maintaining the Business Centre and the Common Facilities of the Business Centre.

The costs and expenses referred to in this Article shall include, but shall not be limited to, the total costs, charges and expenses incurred by the Landlord after completion of original construction for the operation, maintenance, repair, replacement and charges for the Business Centre, including but not limited to the heating, air conditioning and ventilating equipment, exterior roof, roof membrane, wall pavements, foundations, floor, mechanical, plumbing and electrical systems, fascia and pylon signs, and any and all directory boards, the cost of snow removal, gardening, landscaping, ice removal, garbage removal and litter control, wages paid and salaries of personnel (including benefits paid) to implement and maintain such services on the Common Facilities of the Business Centre. "Common Facilities" means all area, space, equipment and special services from time to time provided by the Landlord for the common or joint use and benefit of the occupants and tenants of the Business Centre, their employees, agents, servants, customers and other invitees, including without limiting the generality of the foregoing, parking areas, truck service ways or tunnels, loading docks, landscaped areas, courts, stairs, refuse bins, ramps, sidewalks and washrooms.  Despite the foregoing, no such costs shall include Excluded Costs.

The Tenant shall pay its proportionate share of the total cost of fire, public liability, boiler and rental income insurance to be placed by the Landlord on the Business Centre.  Such fire, public liability, boiler and rental income insurance may be in an amount and with such endorsements determined by the Landlord.  Such insurance policies shall contain all standard extended and supplemental coverage clauses as may be applicable or as may be required by the Landlord or any mortgagee, from time to time, of the Business Centre.

In addition, the Tenant shall pay to the Landlord a managerial and administrative fee in the amount equal to ten (10%) percent of all the sums payable pursuant to Section 2.02.

2.02.2                      Wherever the term "proportionate" share is used in this Lease, such term shall mean and be a fraction, the numerator of which is the area in square feet of the Leased Premises and the denominator of which shall be the area in square feet of the leasable premises in the Business Centre (measured in the same manner as the Premises), as it may be increased or decreased from time to time. The Landlord shall satisfy the reasonable requests of the Tenant, as to the method of calculation of the Additional Rent, within ninety (90) days of the Tenant's written request for the same.  The Tenant’s proportionate share on the signing of this Lease is 11.  The Tenant’s proportionate share on the signing of this Lease is 11.624%.

2.02.3                      Payment of the Additional Rent shall be subject to the Landlord's rights pursuant to Section 2.03.

SECTION 2.03 - Landlord's Right to Estimate

The Additional Rent provided to be paid in Section 2.02 shall be paid by monthly instalments in advance on the first day of each and every month of the Term hereof or any Renewal Term in an amount to be reasonably fixed from time to time by the Landlord as an estimate of actual expenses.  The Landlord shall, within ninety (90) days of the end of each calendar year within the Term hereof, submit to the Tenant a statement setting out the Business Centre total Additional Rent and charges and the Tenant's share thereof.  To the extent that the Tenant's share is greater than the amount actually paid by it, the Tenant shall forthwith upon receipt of the said statement pay such difference to the Landlord. In the event that the Tenant's share is less than the amount actually paid, the Landlord shall forthwith return such excess payment to the Tenant.  See #3 on Schedule “C”.

SECTION 2.04 - Additional Rent
The parties hereto agree that any money required to be paid in addition to the Fixed Minimum Rent or charges required to be paid by the Tenant (whether to the Landlord or third parties) under this Lease shall constitute Additional Rent for the Leased Premises whether or not the same be designated "Additional Rent" and the Tenant covenants to pay such Additional Rent and for the purposes hereof "Additional Rent" shall be collectable as Fixed Minimum Rent and the Landlord shall have the same remedies in respect of arrears of Additional Rent as it has in respect of arrears of Fixed Minimum Rent. If such amounts or charges are not paid at the time provided in this Lease, they shall nevertheless, if not paid when due, be collectable as Additional Rent with the next instalment of rent thereafter falling due hereunder, but nothing herein contained shall be deemed to suspend or delay the payment of any amount of money or charge at the time the same becomes due and payable hereunder, or limit any other remedy of the Landlord.

SECTION 2.05 - Failure to Pay Fixed Minimum Rent or Additional Rent
If the Tenant fails to pay, when the same is due and payable, any Fixed Minimum Rent, Additional Rent or any other amount payable by the Tenant under this Lease, such unpaid amounts bear interest at an annual rate of fifteen (15%) percent per annum.

SECTION 2.06 - Rent Deposit
The Landlord acknowledges a deposit on hand in the amount of EIGHTEEN THOUSAND ONE HUNDRED FIFTY EIGHT ($18,158.77) DOLLARS and SEVENTY SEVEN CENTS which shall be applied against the last month of the Term.  No interest shall be added or paid on the said deposit for the benefit of the Tenant. In the event the Tenant defaults on any of the terms of this Lease, the Landlord shall keep the said deposit without prejudice or limitation of any of the Landlord's rights either at law or in equity.

ARTICLE III

ADDITIONS, RELOCATION AND PARKING FACILITIES

SECTION 3.01 - Changes to Buildings and Parking Areas
During the Term of this Lease, and any Renewal Term, the Landlord hereby reserves the right at any time to construct additions to the buildings located at the Business Centre (other than the Premises) without compensation to the Tenant.

The Landlord shall use its best efforts not to unduly disturb the Tenant in the conduct of its business, it being understood that the work may be performed during business hours of the Tenant.

The Landlord further reserves the right to diminish the Common Facilities of the Business Centre provided that doing so does not adversely affect the Tenant’s ability to carry on it’s business operations in the Premises.

SECTION 3.02 - Parking Areas
The Tenant acknowledges that the parking areas located at the Business Centre are provided to the Tenant in common with the other tenants or their customers, and as such, the Tenant has no exclusive right to any parking spaces on or near the Leased Premises.

The Landlord will, in no way, be responsible for the policing and/or supervision of the parking spaces.  The Tenant accepts that its employees, agents, clients, customers and all others shall use the parking spaces at their own risk or that of the Tenant, and that the Landlord shall have the right to designate and restrict where the Tenant, its employees, agents, customers and all others may park their vehicles.

ARTICLE IV

CONDUCT OF BUSINESS BY TENANT

SECTION 4.01 - Use of Premises
The Tenant hereby covenants and agrees to use the Leased Premises to conduct the business of multi-media development and software development and training and for no other purpose whatsoever unless the Tenant first obtains the Landlord’s consent.

The Tenant shall not use or permit or suffer the use of the Leased Premises for any other business or purpose than is hereinbefore provided in this Section 4.01.

The Tenant further agrees not to carry on any business or sell any item on the Demised Premises which may be illegal or in violation of any zoning or licensing by-law of the City of Windsor or breach any restrictive covenant applicable to the Business Centre.  The Landlord represents and warrants that no restrictive covenants exists which would in any way restrict or limit the Tenant’s ability to use the Premises for the purposes specifically permitted by the terms of this Lease.

SECTION 4.02 - Municipal Compliance
The Tenant shall satisfy itself that the use of the Leased Premises as set out in Section 4.01 will comply with all licensing requirements of any municipal or regulatory authority and, in this regard the Landlord makes no warranty with respect to licensing matters.

SECTION 4.03 - Operation of Business
In operating it’s business in the Premises, the Tenant will do so in a reputable manner.

ARTICLE V

COMMON USE AREAS AND FACILITIES

SIGNS, AWNINGS, CANOPIES, FIXTURES, ALTERATIONS

SECTION 5.01 - Installation by the Tenant

5.01.1 The Tenant shall not make or cause to be made any alterations, additions or improvements or install or cause to be installed any exterior signs, window lettering, floor covering, interior or exterior lighting, plumbing fixtures, shades, curtains, drapes or other window covering or awnings or make any changes to the building or the exterior of the Leased Premises without first obtaining the Landlord's written consent, which consent will not be unreasonably withheld.  The Tenant shall present to the Landlord plans and specifications in form, content and such detail as the Landlord may reasonably require for such work at the time approval is sought.  The Tenant covenants that any work that may be done in respect of the Leased Premises by or on behalf of the Tenant shall not materially conflict or interfere with any work being done or about to be done by the Landlord in or about the Business Centre, and the Tenant shall obtain all permits, licenses and final inspections in respect of any such work done by or on the Tenant's behalf in accordance with all municipal requirements.  Notwithstanding anything herein contained, the Tenant shall make no alterations, additions or improvements that are of a structural nature or that would lessen the value or leasable area of the Leased Premises or the Business Centre.  The Tenant agrees and covenants to obtain final inspection and approval by the municipality for any work performed at the Demised Premises for which municipal permits are required, and to provide a certificate of final approval to the Landlord, upon request.

5.01.2 The Landlord shall provide and install a Tenant identification panel on the Business Centre’s main directory board and the building directory board, the cost of which shall be included as Additional Rent and Charges pursuant to Section 2.02.

5.01.3 The Tenant will not place or allow to be placed or maintained on any exterior door, wall or window of the Leased Premises any sign, awning or canopy or advertising matter or other thing of any kind, without first obtaining the Landlord's written approval and consent.  The Tenant further agrees to install and maintain such sign, awning, canopy, decoration, lettering, advertising matter or other thing as may be approved in good condition and repair at all times and in conforming with laws and regulations of governmental authority.

SECTION 5.02 - Removal by the Tenant

All alterations, additions and improvements made by the Tenant shall remain the property of the Tenant for the Term hereof, provided that during the Term of the Lease such alterations, additions and improvements (other than the Tenant’s trade fixtures) shall not be removed from the Leased Premises without prior consent in writing from the Landlord.  The Tenant shall not be required to remove any such alterations, additions or improvements upon the expiration or earlier termination of the Term.

SECTION 5.03 - Liens, Encumbrances and Other Interests

The Tenant shall not suffer or permit any construction or other liens to be filed or placed or exist against the Demised Premises, the leasehold interest of the Tenant or the Business Centre by reason of work, labour, services or materials supplied or claimed to have been supplied to the Tenant or anyone holding the Leased Premises or any part thereof through or under the Tenant. If any construction lien shall at any time be filed against the Leased Premises, the Tenant shall cause the same to be discharged and registered within thirty (30) days after the date the Tenant becomes aware of the same, failing which the Landlord may terminate this Lease on thirty (30) days written notice to the Tenant to cure such default or the Landlord may, but shall not be obligated to, discharge the same by procuring the discharge of such lien by deposit of money with court.  Any amount paid by the Landlord for any of the aforesaid purposes or for the satisfaction of any other lien, not caused or claimed to be caused by the Landlord, and all reasonable legal and other expenses of the Landlord, including reasonable counsel fees, in defending any such action or in or about procuring the discharge of such lien, with all necessary disbursements in connection therewith, with interests thereon at the rate of fifteen (15%) per cent per annum from the date of payment shall be repaid by the Tenant on demand, and if unpaid may be treated as Additional Rent as provided in this Lease.  The foregoing shall in no way limit the Landlord's remedies and actions at law, for damages or otherwise.

ARTICLE VI

MAINTENANCE AND REPAIR OF LEASED PREMISES

SECTION 6.01 - Maintenance and Repair by the Tenant

The Tenant covenants with the Landlord that, throughout the Term of the Lease and any renewals, it shall maintain and repair the whole of the Leased Premises (including exterior entrances and all glass and show windows and frames) and all fixtures and equipment therein in good order and repair as determined by the Landlord, acting reasonably, damage by fire, lightning and tempest and the exceptions in #4 on Schedule “C” only excepted.

The Tenant, during the Term of the Lease, and any renewal terms, shall maintain, and repair, as when necessary the interior of the Demised Premises including but not limited to all heating, cooling, ventilating and mechanical, plumbing and electrical facilities exclusively serving the Demised Premises but excluding the roof-top heating and air conditioning units (the Landlord electing to be responsible for the maintenance, repairs and replacement of same.)  Further, the Tenant shall enter into pest control agreements as approved and recommended by the Landlord   The Landlord shall carry out all maintenance, repairs and replacement the heating, ventilation and air conditioning equipment serving the Leased Premises and the Business Centre the cost of which shall be included in Additional Rent & Charges pursuant to Section 2.02.  The Tenant shall enjoy the benefit of any manufacturers' warranties.

All work performed on the Leased Premises pursuant to this Lease, or authorized by this Lease, whether by the Landlord or the Tenant shall be performed diligently and done in good and workmanlike manner, and only with materials of good quality.  The Tenant shall make all alterations, additions or repairs to the Leased Premises or the improvements or facilities erected on the Leased Premises required by and in accordance with the provisions of any valid law, ordinance, statute, order or regulation now or hereafter made or issued by any federal, provincial, county, local or other governmental agency or entity, and shall observe and comply with all valid laws, ordinances, statutes, orders, and regulations now or hereafter made or issued respecting the Leased Premises, Business Centre, or the improvements of facilities erected on the Leased Premises by any federal, provincial, county, local or other governmental agency or entity.  See #5 on Schedule “C”.

SECTION 6.02 - Repair by the Landlord

If, after reasonable notice given by the Landlord to the Tenant, the Tenant refuses or neglects to repair properly and promptly as required hereunder and to the reasonable satisfaction of the Landlord, the Landlord may make such repairs without liability to the Tenant for any loss or damage that may accrue to the Tenant's merchandise, fixtures or other property or to the Tenant's business by reason thereof, and upon completion thereof the Tenant shall pay the Landlord's costs for making such repairs plus fifteen (15%) percent for overhead, upon presentation of a bill therefor, as Additional Rent. Said bill shall include interest at fifteen (15%) percent per annum on said cost, as and from the date the Tenant receives the bill from the Landlord.

SECTION 6.03 - Surrender of Premises

The Tenant covenants that, upon the termination of this Lease, it will leave the Leased Premises in the state of repair required by this Lease to be maintained by the Tenant and the Tenant shall surrender all locks and keys for the Leased Premises to the Landlord at the place then fixed for the payment of rent.  The Tenant's obligations to observe or perform this covenant shall survive the expiration or other termination of the Term of this Lease.

SECTION 6.04 - Rules and Regulations

The Tenant agrees as follows:

(a)	all garbage and refuse shall be placed in containers supplied by the Landlord; the Tenant shall pay the cost of removal of any of the refuse or rubbish as Additional Rent;

(b)
no aerial shall be erected on the roof or exterior walls of the Leased Premises, or on the Business Centre, without, in each instance, obtaining the written consent of the Landlord. Any aerial so installed without such written consent shall be subject to removal by the Landlord at the expense of the Tenant without notice at any time;

(c)	no loudspeakers, film projectors, televisions, phonographs, radios, tape recorders, or other devices shall be used in a manner so as to be heard or seen outside of the Leased Premises;

(d)	the Tenant shall keep the Leased Premises at a temperature sufficiently high enough to prevent freezing of water in pipes and fixtures;

(e)
the outside areas immediately adjoining the Leased Premises shall be kept clean and free from rubbish by the Tenant to the satisfaction of the Landlord and the Tenant shall not place or permit any obstructions or merchandise in such areas;

(f)
the plumbing facilities shall not be used for any other purpose than that for which they are built, and no foreign substance of any kind shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from a violation of this provision shall be borne by the Tenant;

(g)	the Tenant shall not burn any trash or garbage of any kind in or about the Leased Premises or the Business Centre.

(h)	the Tenant shall use the common area and facilities as directed by the Landlord acting reasonably.

(i)	No sign, and/or advertisement of notice shall be inscribed, painted, or affixed on any part of the outside of the Building without Landlord’s consent.

(j)
The Tenant shall not permit to be brought into the building any machinery, equipment, article or thing that by reason of its weight might damage the floors of the building without prior written consent of the Landlord, and if such consent is given, any such machinery, equipment article or thing be placed in the building only in a location designated by the Landlord.

(k)	The Tenant shall not cause or permit any odours to emanate or to be dispelled from the Premises.

(l)	The Tenant shall use and employ reasonable safety precautions and measures in the storage and use of all fuel and combustible material used in connection with its business.

The Tenant shall comply with and shall cause any person subject to the Tenant to comply with all reasonable rules and regulations made by the Landlord from time to time with respect to the use and occupation of the Premises, provided that such rules and regulations shall not be inconsistent with any of the provisions of this Lease.

SECTION 6.05 - Landlord's Approval of the Tenant's Repairs

The Tenant shall not make any repairs, alterations, replacements, decorations or improvements to any part of the Leased Premises without first obtaining the Landlord's written approval.  The Tenant shall submit to the Landlord:

(a)	details of the proposed work including drawings and specifications prepared by qualified architects or engineers and conforming to good engineering practice;

(b)
evidence satisfactory to the Landlord that the Tenant has obtained, at its expense, all necessary consents, permits, licenses and inspections from all governmental and regulatory authorities having jurisdiction.  All such repairs, replacements, alterations, decorations or improvements by the Tenant to the Leased Premises approved of by the Landlord shall be performed:

(i)	at the sole cost of the Tenant;

(ii)	by competent workers;

(iii)	in a good and workmanlike manner;

(iv)	in accordance with the drawings and specifications approved by the Landlord; and

(v)
subject to the reasonable regulations, controls and inspection of the Landlord.  Any such repair, replacement, alteration, decoration or improvement made by the Tenant without the prior written consent of the Landlord or which is not made in accordance with the drawings and specifications approved by the Landlord shall, if requested by the Landlord, be promptly removed by the Tenant at the Tenant's expense and the Leased Premises restored to their previous condition.  Failing such removal, the Landlord shall be entitled to remove the same forthwith without notice and at the Tenant's sole cost and expense.

ARTICLE VII

INSURANCE AND INDEMNITY

SECTION 7.01 - Liability Insurance

The Tenant shall, during the entire Term hereof and any renewals, keep in full force and effect, at its own expense, a policy of public liability and property damage insurance with companies qualified to do business in the Province of Ontario with respect to the Leased Premises, in which the limits of public liability shall be not be less than One Million ($1,000,000.00) Dollars.

SECTION 7.02 - Fire Insurance

The Tenant shall pay its proportionate share, as defined in Article II hereof, of the total cost of fire, public liability, boiler and rental income insurance to be placed by the Landlord on the Business Centre.  Such fire, public liability, boiler and rental income insurance may be in an amount and with such endorsements determined by the Landlord.  Such insurance policies shall contain all standard extended and supplemental coverage clauses as may be applicable or as may be required by the Landlord or any mortgagee, from time to time, of the Business Centre.

SECTION 7.03 - Increase in Fire Insurance Premium

The Tenant covenants with the Landlord that the Tenant will not do or omit or permit to be done or omitted upon the Leased Premises anything which shall be or result in a nuisance or which shall cause any increase of premium for the fire, boiler or casualty rates on the Leased Premises or the Business Centre or any part thereof and the Tenant shall pay such additional premium on the fire, boiler or casualty insurance policies in the event of any such increases, and the additional premium shall be collectable as Additional Rent. In determining whether increased premiums are a result of the Tenant's use or occupancy of the Leased Premises, or the sale of any article therein or there from a schedule issued by the organization setting the insurance rate on the Business Centre, showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up such rate.  The Tenant shall comply promptly with all reasonable requirements of any underwriters association or of any insurer now or hereafter in effect, pertaining to or affecting the Leased Premises.  The Landlord represents and warrants that the Tenant’s use of the Premises as permitted by this Lease will not cause any such increase.

If notice of cancellation shall be given respecting any insurance policy or if any insurance policy upon the Leased Premises or the Business Centre or any part thereof shall be cancelled or refused to be renewed by an insurer by reason of the use or occupation of the Leased Premises or any part thereof or the acts or omissions of the Tenant, the Tenant shall forthwith remedy or rectify such use or occupation upon being requested to do so in writing by the Landlord, and if the Tenant shall fail to do so within one (1) business day of such written request, the Landlord shall have the right to enter the Leased Premises and rectify the situation, without liability to the Tenant for any loss or damage occasioned by such entry and rectification, or shall be entitled to hold the Tenant liable for any damage or loss resulting from such cancellation or refusal, or the Landlord may at its option terminate this Lease forthwith by leaving upon the Leased Premises notice in writing and thereupon rent and any other payments for which the Tenant is liable under this Lease shall be apportioned and paid in full to the date of such termination of the Lease, and together with an amount equal to the Fixed Minimum Rent payable under paragraph 2.01 hereof for a period of three (3) months as liquidated damages, and the Tenant shall immediately deliver up possession of the Leased Premises to the Landlord. Bills for such additional premiums shall be rendered by the Landlord to the Tenant at such times as the Landlord may elect, and shall be due from, and payable by the Tenant within (30)  thirty days of when rendered, and the amount thereof shall be deemed to be, and be paid as Additional Rent.

SECTION 7.04 - Plate Glass

The Tenant shall replace any damaged glass (including glass doors) in the Leased Premises.

SECTION 7.05 - Other Insurance

The Tenant hereby authorizes the Landlord to purchase such other policies of insurance (including but not limited to loss of income insurance) as may reasonably be carried by a prudent owner of a building or a mortgagee thereof and the Tenant hereby agrees to pay its proportionate share of the costs of such insurance.

SECTION 7.06 - Policies

A Company shall issue all policies of insurance to be procured or companies authorized to do business in the Province of Ontario.  The Landlord and his Agent, if applicable, shall be named as additional insured in all policies purchased by the Tenant and the interest of all mortgagees shall be noted therein.  The Tenant shall deliver to the Landlord, prior to the Tenant taking possession of the Leased Premises, certificates of insurance which shall contain a clause requiring the insurer to give the Landlord written notice of cancellation of such policies.  The Tenant shall only be required to use all reasonable efforts to obtain a waiver of subrogation in favour of the Landlord, the mortgagees and those for whom they are in law responsible, from the Tenant's insurers.

SECTION 7.07 - Indemnification of the Landlord

Unless caused by the negligence or wilful act of the Landlord or the Landlord’s employees, the Tenant will indemnify the Landlord and save it harmless from and against any and all claims, actions, damages, liabilities and expenses in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or at the Leased Premises, the occupancy or use by the Tenant of the Leased Premises, or any part thereof, or occasioned wholly or in part by any act or omission or negligence of the Tenant, its agents, contractors, employees, servants, licensees or invitees or the Landlord.  In case the Landlord shall, without fault on its part, in circumstances where the Tenant must indemnify the Landlord, be made party to any litigation commenced by or against the Tenant, then the Tenant shall protect and hold the Landlord harmless and shall pay all reasonable costs, expenses and solicitors and counsel fees, on a solicitor and his own client basis, incurred or paid by the Landlord in connection with such litigation.  See #6 on Schedule “C”.

ARTICLE VIII

UTILITIES

SECTION 8.01 - Utilities

The Landlord, at its option and expense, may install separate meters for the Leased Premises in which event the Tenant shall pay all charges for heat, water, gas, electricity or any other utility used or consumed in the Leased Premises. In the event that the Tenant fails to make such payment within fifteen (15) days of receipt of notice, the Landlord may make the required payments after which the payment shall be collected as Additional Rent. If the Landlord does not exercise its option to install separate metres for the Leased Premises, the Tenant shall pay its proportionate share of utilities in accordance with Section 2.02.2.  The Landlord shall not be liable for any injury to the Tenant, its servants, agents, employees, customers and invitees or for any injury or damage to the Leased Premises or to any property of the Tenant, or to any property of any other person, firm or corporation on or about the Leased Premises or to Tenant's business caused by an interruption or failure in the supply of any such utilities to the Leased Premises.

SECTION 8.02 - Tenant Not to Overload Facilities

(a)
The Tenant shall not install any equipment which will exceed or overload the capacity of any utility, electrical or mechanical facilities in the Leased Premises and the Tenant will not bring into the Leased Premises or install any utility, electrical or mechanical facility or service which the Landlord does not approve.  The Tenant agrees that if any equipment installed by the Tenant requires additional utility, electrical or mechanical facilities, the Landlord may, in its sole discretion, if they are available, elect to install them at the Tenant's sole expense and in accordance with plans and specifications to be approved in advance in writing by the Landlord.

(b)
In order to ensure that the capacity in the Leased Premises is not exceeded and so as to avert any possible adverse effect upon the existing services of the Business Centre or any part thereof, the Tenant shall not, without the Landlord's prior consent in each instance, connect any additional fixtures, appliances or equipment (other than normal electrical fixtures, lamps, typewriters and similar small machines) to the electrical distribution system of the Business Centre existing as of the commencement of this Lease.  If the Landlord grants such consent, the costs of all additional risers and other equipment required therefor shall be paid as Additional Rent by the Tenant to the Landlord forthwith upon demand.  As a condition to the granting of such consent, the Landlord may require the Tenant to agree to an increase in the Additional Rent for electricity by an amount which would reflect the increased costs to the Landlord of the additional services to be furnished by the Landlord to the Leased Premises. In order to accurately measure such increased use of electricity by the Tenant, the Landlord is entitled, at its option and at the Tenant's sole cost and expense, to install all necessary check meters in the Leased Premises.

ARTICLE IX

ACKNOWLEDGEMENT OF TENANCY, ATTORNMENT, SUBORDINATION

SECTION 9.01 - Acknowledgement of Tenancy

If acknowledgement of tenancy shall be required by the Tenant or Landlord, the other party agrees to execute and deliver, within five (5) business days of the request of the other, a certificate certifying (if such be the case) that this Lease is in full force and effect, that this Lease is unamended, or if amended the particulars thereof, the amount of the Fixed Minimum Rent and Additional Rent, and that such rent is paid currently without any defenses or offsets thereto; that the Tenant is in possession; that there are no prepaid rents or security deposits other than those set out in this Lease; that there are no uncured defaults by either party or stating those claimed; that the Leased Premises are completed and are in good condition and repair, or such other information relating to the Premises as the Landlord may request; and such other matters as the parties may reasonably require.

SECTION 9.02 - Subordination

The Tenant's rights granted hereunder that this Lease and any renewal are subordinate to any and all mortgages, or other instruments of financing, refinancing or collateral financing, from time to time in existence against the Business Centre, provided that the Landlord obtains a non-disturbance agreement as described in the following paragraph.

Upon request of the Landlord, provided that the Landlord obtains a Non-Disturbance Agreement in form reasonably satisfactory to the Tenant, the Tenant will subordinate or postpone its rights hereunder to the lien of any mortgagee or the lien resulting from any other method of financing or refinancing, now or hereafter in force against the land and the Business Centre of which the Leased Premises are a part or upon any buildings hereafter placed upon the land of which the Leased Premises are a part, and to all advances made or hereafter to be made upon the security thereof or will acknowledge the subordination or postponement of the rights hereunder in favour of such mortgage or lien.  The Landlord shall, at it’s sole cost, obtain such a non-disturbance from all existing mortgages of the Business Centre.

If requested, the Tenant shall attorn to the holder of any such mortgage or other lien resulting from any method of financing or refinancing or to the registered owners of the Business Centre as the case may be.

SECTION 9.03 - Idem

The parties, upon request, shall execute promptly such instruments or certificates to carry out the intent of Section 9.01 and Section 9.02 above.

ARTICLE X

ASSIGNMENT AND SUBLETTING

SECTION 10.01 - Consent Required

The Tenant will not assign this Lease in whole or in part nor sublet or license all or any part of the Leased Premises, without the prior written consent of the Landlord in each instance, which consent may not be unreasonably withheld.   Without limiting the generality of the foregoing, no assignment or sublease shall be effective and no consent shall be given unless the following provisions have been complied with:

(a)	there is not existing any default hereunder on the part of the Tenant; and,

(b)
the assignee or sublessee has assumed in writing with the Landlord the due and punctual performance and observance of all the agreements, provisions, covenants and conditions hereof on the Tenants part to be performed or observed insofar as they relate to the portion of the Premises which is the subject-matter of such assignment or sublease from and after the execution and delivery of such assignment, or sublease; but only an assignee shall be required to covenant with the Landlord to pay rent.

The parties acknowledge that the factors governing the granting of the Landlord's consent to any assignment or sublease shall include, without limitation, the restrictive covenants granted to other tenants by the Landlord, the financial background of the proposed assignee or subtenant or occupant or transferee of control, and the nature of the business of the proposed occupant.  In the event that the Tenant assigns this Lease or sublets or transfers control as aforesaid without the prior written consent of the Landlord, the Landlord may, in its sole discretion, terminate this Lease forthwith without notice.  The consent of the Landlord to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting.  This prohibition against any assignment or subletting or transfer of control shall apply to subletting or assignment or transfer of control by operation of law.  If this Lease be assigned, or if the Leased Premises or any part thereof be sublet or occupied or used by anybody other than the Tenant, the Landlord may collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of the Tenant hereunder from the further performance by the Tenant of covenants on the part of the Tenant herein contained.

Notwithstanding any assignment or sublease, the Tenant shall remain fully liable on this Lease (excluding any Renewals exercised by the Assignee) and shall not be released from performing any of the terms, covenants and conditions of this Lease.  In pursuing its rights under this Lease, the Landlord shall, in no way, be obligated to exhaust its remedies against the assignee before it commences action, whether at law or in equity, against the assignor.

Any consent to a sublease or an assignment of this Lease if consented to by the Landlord shall be prepared by the Landlord or its solicitors, and any and all legal costs and all the Landlord's administrative and legal costs with respect thereto (not to exceed $500.00 plus applicable taxes) shall be borne by the Tenant.

ARTICLE XI

WASTE, GOVERNMENTAL REGULATION

SECTION 11.01 - Waste or Nuisance

The Tenant shall not commit or suffer to be committed any waste upon the Leased Premises or do or suffer any act or thing which may disturb the quiet enjoyment of any other tenant in the Business Centre, or which may result in a nuisance.

SECTION 11.02 - Governmental Regulation

During the Term hereof the Tenant shall comply with all regulations affecting or imposed upon the Leased Premises by any municipal, provincial, federal or other governmental authority, subject to #5 on Schedule “C”.

ARTICLE XII

DESTRUCTION OF LEASED PREMISES

SECTION 12.01 - Total or Partial Destruction of the Leased Premises

Provided and it is hereby expressly agreed that if, during the Term, the Leased Premises are totally or partially destroyed or damaged by fire or the elements, explosion, riot, impact by aircraft or vehicles, smoke damage, sprinkler leakage, malicious damage, acts of God or the Queen's enemies or other perils, the following provisions shall have effect:

(a)
if the Leased Premises are rendered partially unfit for occupancy by the Tenant, the Fixed Minimum Rent and Additional Rent hereby reserved shall abate in part only in the proportion that the part of the Leased Premises rendered unfit for occupancy by the Tenant bears to the whole of the Leased Premises or if the Leased Premises are rendered wholly unfit for occupancy by the Tenant the rent hereby reserved shall be suspended in each case until the Leased Premises have been rebuilt and repaired or restored;

(b)
notwithstanding the provisions of sub-clause (a) immediately preceding, if the Leased Premises in the opinion of the Landlord's architect (to be given to the Landlord and the Tenant within (45) forty-five days following such occurrence) shall be incapable of being rebuilt and/or repaired or restored with reasonable diligence within one hundred and eighty (180) days of the happening of such destruction or damage, then either the Landlord or the Tenant may at its option terminate this Lease by notice in writing to the other given within twenty (20) days of the receipt of such opinion and in the event of such notice being so given this Lease shall cease and become null and void from the date of such destruction or damage and the Tenant shall immediately surrender the Leased Premises and all interest therein to the Landlord and the rent shall be apportioned and shall be payable by the Tenant only to the date of such destruction or damage and the Landlord may re-enter and repossess the Leased Premises discharged of this Lease but if within the said period of twenty (20) days neither the Tenant nor the Landlord shall give notice terminating this Lease as aforesaid or if within the said period the Landlord and Tenant shall agree not to give such notice, then upon the expiration of the said period of days or upon the Landlord and Tenant having agreed as aforesaid, whichever shall be the sooner, the Landlord shall with reasonable promptness proceed to repair or restore the Leased Premises;

(c)
if the Leased Premises shall be capable with reasonable diligence of being completely rebuilt or fully repaired and restored within one hundred and eighty (180) days of the happening of such destruction or damage then the Landlord shall rebuild and/or restore or repair the Leased Premises with all speed within the aforesaid one hundred and eighty (180) days;

(d)	the certificates of the Landlord's Architect or Contractor shall bind the parties as to the due completion of repairs.

SECTION 12.02 - Total or Partial Destruction of Building

In the event that fifty (50%) percent or more of the Premises shall be damaged or destroyed by fire or other cause rendering same unfit for occupancy, notwithstanding that the Leased Premises may be unaffected by such fire or other cause, the Landlord shall have the right, to be exercised by notice in writing delivered to the Tenant within sixty (60) days from and after said occurrence, to elect to cancel and terminate this Lease. Upon the giving of such notice to the Tenant, the Term of this Lease shall expire by lapse of time upon the third day after such notice is given, and the Tenant shall vacate the Leased Premises and surrender the same to the Landlord.  The Tenant shall have a corresponding right to terminate if such damage or destruction occurs in the final six (6) months of the Term.

SECTION 12.03 - Retention of Insurance Proceeds

Notwithstanding anything hereinbefore contained, the Landlord shall be entitled to retain all amounts payable to it under any rental income insurance or fire insurance in the event the building is not repaired or rebuilt.

ARTICLE XIII

DEFAULT OF THE TENANT

SECTION 13.01 - Right to Re-Enter

See #7 on Schedule “C”.

SECTION 13.02 - Right to Re-let

Should the Landlord elect to re-enter, as herein provided or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this Lease or it may from time to time without terminating this Lease, make such alterations and repairs as may be necessary in order to re-let the Leased Premises, or any part thereof as agent for the Tenant for such term or terms (which may be for a term extending beyond the Term of this Lease) and at such rental or rentals and upon such other terms and conditions as the Landlord in its sole discretion may deem advisable; upon such re-letting all rentals received by the Landlord from such re-letting shall be applied, first, to the payment of the indebtedness other than rent due hereunder from the Tenant to the Landlord; second, to the payment of any costs and expenses of such re-letting, including brokerage fees and solicitors' fees and costs of such alterations and repairs; third to the payment of rent due and unpaid hereunder and the residue, if any, shall be held by the Landlord and applied in payment of future rent as the same may become due and payable hereunder.  If such rentals received from such re-letting during any month be less than that to be paid during that month by the Tenant hereunder, the Tenant shall pay any such deficiency to the Landlord. Such deficiency shall be calculated and paid monthly.  No such re-entry or taking possession of the Leased Premises by the Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to the Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such re-letting without termination, the Landlord may at any time thereafter elect to terminate this Lease for such previous breach, in addition to any other remedies it may have, it may recover from the Tenant all damages it may incur by reason of such breach, including the cost of recovering the Leased Premises, and including the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in this Lease for the remainder of the Term hereof over the then reasonable rental value of the Leased Premises for the remainder of the Term hereof, all of which amounts shall be immediately due and payable from the Tenant to the Landlord.

SECTION 13.03 - Legal Expenses

In case suit shall be brought for recovery of possession of the Leased Premises, for the recovery of rent or any other amount due under the provisions of this Lease, or because of the breach of any other covenant herein contained on the part of the Tenant to be kept or performed and the right to recovery of possession, rent or any other amount due shall be established or a breach shall be established, the Tenant shall pay to the Landlord all reasonable expenses incurred therefor, including reasonable solicitors' and counsel fees on a solicitor and his own client basis.

SECTION 13.04 - Bankruptcy or Receivership

The Tenant covenants and agrees that if the Term, or any of the goods and chattels of the Tenant on the Leased Premises shall, at any time during the said Term, be seized or taken in execution or attachment by a creditor of the Tenant, or if the Tenant shall make any assignment for the benefit of creditors or, become bankrupt or insolvent, or if the Tenant shall take the benefit of any Act now or hereafter in force for bankrupt or insolvent debtors or if as private or duly Court appointed Receiver, Receiver-Manager-Agent is appointed to take Receiver-Manager or Tenant's property or assets or if any order shall be made for possession of the winding up of the Tenant, then and in every such case the then current month's Fixed Minimum Rent and the next ensuing three (3) months' Fixed Minimum Rent shall immediately become due and be paid and the Landlord may re-enter and take possession of the Leased Premises as though the Tenant or the servants of the Tenant or any other occupant of the Leased Premises were holding over after the expiration of the said Term and the said Term shall, at the option of the Landlord, forthwith become forfeited and determined, and in every one of the cases above such accelerated rent shall be recoverable by the Landlord in the same manner as the rent hereby reserved and as if the rent were in arrears and the said option shall be deemed to have been exercised if the Landlord or its agents have given notice to the Tenant as provided for herein.

SECTION 13.05 - The Landlord May Perform Covenants

If the Tenant shall fail to perform any of its covenants or obligations under or in respect of this Lease and such failure continues for fifteen (15) days following the Tenant’s receipt of written notice from the Landlord, the Landlord may from time to time at its discretion, perform or cause to be performed any of such covenants or obligations, or any part thereof and for such purpose may do such things upon or in respect of the Leased Premises or any part thereof as the Landlord may consider requisite or necessary.  All expenses incurred and expenditures made by or on behalf of the Landlord under this Article shall be forthwith paid by the Tenant and if the Tenant fails to pay the same, the Landlord may add the same to the Additional Rent and recover the same by all remedies available to the Landlord for the recovery of rent in arrears.

SECTION 13.06 - Landlord May Follow Chattels

Provided that in case of removal by the Tenant of the goods and chattels of the Tenant from the Leased Premises, the Landlord may follow the same for thirty (30) days in the same manner as is provided for in the Landlord and Tenant Act, R.S.O. 1990, c.L.7, as amended.

ARTICLE XIV

ACCESS BY THE LANDLORD

SECTION 14.01 - Right of Entry

14.01.1                      The Landlord shall have the following rights of entry and access without affecting or terminating this Lease:

(a)
The Landlord and any person authorized by the Landlord shall have the right to use, install, maintain or repair pipes, wires, ducts or other installations in, under or through the Leased Premises for or in connection with the supply of any services to the Leased Premises or any other premises in the building.  Such services shall include (without limiting the generality of the foregoing) gas, electricity, water, sanitation, heat, ventilation, and air conditioning.

(b)
When necessary by reason of accident or other cause or in order to make any repairs, alterations or improvements to the Leased Premises or to other portions of the building, the Landlord may cause such reasonable and temporary obstruction of Common Facilities as may be necessary and may interrupt or suspend the supply to the Leased Premises of electricity, water and other services where necessary and until said repairs, alterations, improvements and additions shall have been completed.  There shall be no abatement in rent because of any such obstruction, interruption or suspension provided that such repairs, alterations, improvements or additions are made with reasonable dispatch.

(c)
On reasonable notice (and without notice in the event of a bona-fide perceived emergency), the Landlord or its agents shall have the right to enter upon the Leased Premises at all reasonable times to view the state of repair, condition and use thereof and to make such repairs, alterations, improvements or additions as it may deem advisable and the Landlord or its agents shall be allowed to take all material into and upon the Leased Premises that may be required therefor without the same constituting any eviction of the Tenant.  The rent hereunder shall in no way abate while such repairs, alterations, improvements or additions are being made by reason of loss or interruption of the business of the Tenant because of the prosecution of any such work.

(d)
During the six (6) months prior to the expiration of the Term of this Lease or any renewal term, the Landlord may exhibit the Leased Premises to prospective tenants and may, at any time on reasonable notice, exhibit the Leased Premises to potential purchasers of the building.

14.01.2                      The Landlord shall not be liable to the Tenant for any interference or inconvenience caused by any additional construction or repairs permitted hereunder, provided such additional construction or repairs are carried out as expeditiously as is reasonably possible.

14.01.3                      If after reasonable notice, the Tenant's representatives shall not be personally present to open and permit an entry into the Leased Premises, at any time, when for any reason an entry therein shall be necessary or permissible, the Landlord or the Landlord's agents may enter the same by a master key, or may forcibly enter the same without constituting an eviction of the Tenant, without rendering the Landlord liable in any way to the Tenant and without affecting the obligations and covenants of the parties under this Lease.

14.01.4                      Nothing in this Article XIV contained however, shall be deemed or construed to impose upon the Landlord any obligations, responsibility or liability whatsoever, for the care, maintenance or repair of the Business Centre or any part thereof, except as otherwise in this Lease specifically provided.

ARTICLE XV

THE TENANT'S PROPERTY AND BUSINESS

SECTION 15.01 - Sales Tax

In addition to the rents payable hereunder, the Tenant will pay to the Landlord (acting as agent for the taxing authority if applicable) or directly to the taxing authority (if required by the applicable legislation) the full amount of goods and services taxes, sales taxes, value-added taxes, business transfer taxes, multi-state taxes or other similar taxes, whether characterized as aforesaid or not, imposed on the Landlord or the Tenant, as the case may be, in respect of the rent(s) payable under this Lease or the rental of space under this Lease (herein called "Sales Tax). It is the intention of this clause that the Landlord be fully reimbursed by the Tenant for any sales tax imposed upon it in respect of the rent(s) payable under this Lease or the rental of space under this Lease without reference to any tax credits available to the Landlord.  The Tenant shall pay fully any Sales Tax imposed upon the Tenant.

SECTION 15.02 - Loss and Damage

Save and except in the event of negligence of the Landlord, its servants, agents and managers and those for whom the Landlord is, in law, responsible, the Landlord shall not be liable for any loss, injury or damage from any cause whatsoever to the Tenant or to other persons or property wheresoever situate. Without limiting the generality of the foregoing, the Landlord shall not be liable for any such damage caused by anything done or omitted to be done by other tenants of the building or persons in the Leased Premises, occupants of adjacent property, of the building, or the public, or caused by operations in construction of any private, public or quasi-public work.

SECTION 15.03 - Notice by Tenant

The Tenant shall give notice to the Landlord in case of fire or accidents in the Leased Premises or of defects therein or in any fixtures or equipment therein.

ARTICLE XVI

HOLDING OVER, RENEWAL AND SUCCESSORS

SECTION 16.01 - Holding Over

In the event that the Tenant remains in possession of the Leased Premises after the end of the Term hereof and without the execution and delivery of a notice of renewal if granted hereunder if a right of renewal is granted, there shall be no tacit renewal of this Lease and the Term hereby granted and the Tenant shall be deemed to be occupying the Leased Premises as a Tenant from month to month, and otherwise upon the same terms and conditions as are set forth in this Lease, so far as applicable.

SECTION 16.02 - Renewal

(a)
Provided the Tenant is not in default of any of the Tenant’s Convenants in respect of which the Landlord has given written notice to the Tenant beyond any applicable cure period, the Tenant shall have the right, and upon giving to the Landlord not less than six (6) months notice in writing prior to the expiration of the Lease, or a renewal term, to renew the Lease for two (2) further terms of two (2) years each, upon the same terms and conditions as contained in the Lease, except that the Fixed Minimum Rent shall be fixed by mutual agreement and there shall be no further right of renewal.  Provided, however, that if the Landlord and Tenant do not agree in writing to the rent for such renewal term on or before the date three (3) month prior to the date of termination of the Lease, then the Fixed Minimum Rent for such renewal term shall be the market value to be determined in accordance with subparagraph (b) hereof;

(b)                 If the parties hereto are unable to agree to the Fixed Minimum Rent for a renewal term within the time limits set forth, either party, may by written notice to the other given at least two (2) months prior to the expiry of the Term of this Lease, name an arbitrator and the party receiving such notice shall within ten (10) days of receipt of such notice name an arbitrator, and the two (2) arbitrators so named shall name a third arbitrator, and the arbitrators thus named shall determine the rent for the renewal period and their decision or award shall be made prior to the expiration of the Lease, and such award, or the award of the majority of the arbitrators shall be binding upon the parties.  The expense of the arbitration shall be borne equally between the parties hereto.  If either party shall neglect or refuse to name its arbitrator within the time hereinbefore limited or to proceed with the arbitration, the arbitrator named by the other party shall proceed and fix the said rent to be paid for the renewal term, and his award shall be final;

(c)	Notwithstanding the ruling of the Arbitrators, the said Fixed Minimum Rent for the renewal term shall not be less than the Fixed Minimum Rent for the final year of the term of the Lease;

(d)
The parties hereto agree that in the event that the Fixed Minimum Rent for the renewal term shall not be established before the commencement of the renewal term, the Tenant shall continue to pay the Fixed Minimum Rent, and all other charges and Additional Rent set out herein, until such time as the rental rate is established and upon the establishment of the rental for the renewal term, the rental for the renewal term shall be retroactively adjusted to the date of commencement of the renewal term, and any deficiency of rental shall immediately be paid by the Tenant to the said Landlord failing which the Landlord shall be entitled to all remedies granted hereunder for breach of the Lease.

SECTION 16.03 - Successors

All rights and liabilities herein given to or imposed upon, the respective parties hereto shall be joint and several and extend to and bind the respective successors and assigns of the said parties; save as set out in Article X, no rights, however, shall inure to the benefit of any assignee of the Tenant unless the assignment to such assignee has been approved by the Landlord in writing.  Upon the Landlord assigning this Lease to a purchaser of the Business Centre, the Landlord shall be, without further act or agreement, released from all obligations thereafter existing under this Lease, in respect of the period following such assignment, but only to the extent such purchaser assumes such obligations.

ARTICLE XVII

QUIET ENJOYMENT

SECTION 17.01 - Quiet Enjoyment

The Landlord covenants with the Tenant for quiet enjoyment.

ARTICLE XVIII

ACCEPTANCE OF PREMISES

SECTION 18.01 - Acceptance of Buildings in Present Condition

The Tenant accepts any buildings and improvements owned by the Landlord on the Demised Premises in their present condition.

SECTION 18.02 – Leasehold Improvement Allowance

The Landlord covenants to pay to the Tenant a maximum Leasehold Improvement Allowance of TEN THOUSAND (10,000.00) DOLLARS plus Goods and Service Tax, if applicable.  See #9 on Schedule “C”.

ARTICLE XIX

NO OPTION

SECTION 19.01 - No Option

The submission of this Lease for examination does not constitute a reservation of or option to lease for the Leased Premises and this Lease becomes effective as a lease only upon execution and delivery thereof by the Landlord and the Tenant.

ARTICLE XX

 MISCELLANEOUS

SECTION 20.01 - Waiver

Failure by either party to require performance of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent breach of the same or of any other term, covenant or condition herein contained.  The subsequent acceptance or payment of Fixed Minimum Rent or Additional Rent, hereunder by the Landlord shall not be deemed to be a waiver of any preceding breach by the other of any term, covenant or condition of this Lease, other than the failure of the Tenant to pay the particular rent so accepted, regardless of the Landlord's knowledge of such preceding breach at the time of acceptance of such rent.  No covenant, term or condition of this Lease shall be deemed to have been waived by the Landlord or Tenant, unless such waiver is in writing by the Landlord or Tenant.

SECTION 20.02 - Accord and Satisfaction

No payment by the Tenant or receipt by the Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement or any cheque or any letter accompanying any cheque or notation on any cheque or payment as rent be deemed an accord and satisfaction, and the Landlord may accept such cheque or payment without prejudice to the Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

SECTION 20.03 - Entire Agreement

This Lease and the schedules if any, attached hereto and forming a part hereof, set forth all the covenants, promises, agreements, conditions and understandings between the Landlord and the Tenant concerning the Leased Premises and there are no covenants, promises, agreements, conditions or representations, either oral or written, between them other than are herein and in the said schedules, if any, set forth.  Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon the Landlord or the Tenant unless reduced to writing and signed by them.

SECTION 20.04 - Force Majeure

In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lock-outs, labour disputes, inability to procure materials, failure of power, riots, insurrection, war or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.  Notwithstanding anything herein contained, the provisions of this Section 21.04 shall not operate to excuse the Tenant from the prompt and timely payment of Fixed Minimum Rent, Additional Rent or any other payments required by the terms of this Lease, nor entitle the Tenant to compensation for any inconvenience, nuisance or discomfort thereby occasioned, except as set out herein.

SECTION 20.05 - Notices

Any notice to be given under the terms of this Lease shall be sufficiently given if delivered to the party for whom it is intended or if mailed, postage prepaid, by registered mail addressed to the party for whom it is intended, in the case of notice to the Landlord, addressed to the Landlord at Today Management (Windsor) Inc., Suite B, 300 Giles Boulevard East, Windsor, Ontario, N9A 4C4; and in the case of the Tenant, addressed to the Tenant at the Leased Premises.

Any notice or document so given shall be deemed to have been received on the third business day following the date of mailing, if sent by registered mail or certified mail, but shall be deemed to have been received on the next business day if transmitted by facsimile.  Any party may from time to time by notice given as provided above, change its address for the purpose of this Section 20.05.

SECTION 20.06 - Place for Payment of Rent

The Tenant shall pay the rent, including all Additional Rent, at the office of the Landlord specified in the Notices provision of this Lease or to such manager or agent at such place or places as the Landlord may designate from time to time by notice in writing.

SECTION 20.07 - Registration

This Lease shall not be registered against the Business Centre or the Leased Premises by the Tenant or by anyone on the Tenant's behalf.  In the event of such registration, all Tenant's rights hereunder, at the option of the Landlord, shall cease and terminate.  The Tenant, if the Tenant so desires and prepares the same, may register on title to the Business Centre a Notice of Lease, reasonably satisfactory to the Landlord.

SECTION 20.08 - Governing Law

This Lease is to be governed by and construed according to the laws of the Province of Ontario.

SECTION 20.09 - Overdue Amounts

In the event that any payments required to be made by the Tenant to the Landlord hereunder are not paid when due then interest at a rate fifteen (15%) percent per annum from the date when such overdue amounts were due to the date when such overdue amounts are paid, and such interest shall be collectable as Additional Rent with the next instalment of rent thereafter falling due hereunder, or at the time the overdue amounts are paid, whichever is the earlier, but nothing herein contained shall be deemed to suspend or delay the payment of any amount of money or charge at the time the same becomes due and payable hereunder, or limit any other remedy of the Landlord.

SECTION 20.10 - Captions and Section Numbers

The index, captions, section numbers, and article numbers appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such sections or articles of this Lease, nor in any way affect this Lease.

SECTION 20.11 - Construction

The use of the neuter singular pronoun to refer to the Landlord or the Tenant shall be deemed a proper reference even though the Landlord or the Tenant may be an individual, a partnership, a corporation, or a group of two or more individuals or corporations.  The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one Landlord or Tenant and to either corporation, associations, partnerships or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.  The words "herein", "hereof" and like words shall refer to the whole of this Lease unless the contrary is indicated.

SECTION 20.12 - Landlord to Include Representatives

Wherever the word "Landlord" is used in the present Lease, it shall be deemed to include the Landlord and its duly authorized representatives and managers and successors and assigns.

SECTION 20.13 - Tenant's Covenants

Covenants by the Tenant, if more than one person, firm or Corporation are hereby declared to be joint and several.

SECTION 20.14 - Partial Invalidity

If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be separately valid and enforceable to the fullest extent permitted by law.

SECTION 20.15 - The Planning Act

This Lease is entered into subject to the condition that it is to be effective only on obtaining the consent required under the Planning Act, R.S.O. 1990, c.P.13, as amended, if such consent is required.  If any such consent is required it shall be obtained by the Landlord at the expense of the Tenant and until such consent is obtained and term hereof, including options, if any, shall be read as not exceeding twenty-one (21) years less one day and in the event such consent is not obtained, the Term hereof, including options, if any, shall not exceed twenty-one (21) years less one day.

SECTION 20.16 - No Abatement

Subject to the other provisions of this Lease all rent required to be paid by the Tenant hereunder shall be paid without any deduction, abatement or set-off whatsoever, it being the intention of this Lease that all expenses, costs, payments and outgoings incurred in respect of the lands, the building and any other improvements on the lands or for any other matter or thing affecting the lands, shall (unless otherwise expressly stipulated herein to the contrary) be borne by the Tenant, that the rent herein provided shall be absolutely net to the Landlord and free of all abatement, set-off, or deduction or realty taxes, charges, rates, assessments, expenses, costs, payments or outgoings of every nature arising from or related to the lands or any improvements thereon, and that the Tenant shall pay all such taxes, charges, rates, expenses, costs, assessments, payments and outgoings.

SECTION 20.17 - No Partnership

The Landlord does not, in any way or for any purpose, become a partner of the Tenant in the conduct of its business, or otherwise, or joint venture or a member of a joint enterprise with the Tenant. Any provision of this Lease relating to the rent payable hereunder is included solely for the purpose of providing a method whereby the rent is to be measured and ascertained.

SECTION 20.18 - Consents and Approvals

Wherever the consent, approval or permission of the Tenant is required hereunder, the same shall not be unreasonably or arbitrarily withheld or delayed.

SECTION 20.19 - Time of Essence

Time shall be of the essence of this Lease and every part hereof.

SECTION 20.20 - Business Day

For all purposes of this Lease, Saturday’s, Sunday’s and statutory holidays shall be deemed not to be business days.

SECTION 20.21 - Post-dated Cheques

The Tenant shall, at Landlord's request on or before the Lease Commencement Date, provide the Landlord with post-dated cheques for the first year's Fixed Minimum Rent plus estimated annual Additional Rent. Thereafter Tenant shall, on an annual basis deliver post-dated monthly cheques for the Fixed Minimum Rent and Additional Rent.  Failure to deliver post-dated cheques as aforesaid shall constitute a breach of a covenant of this Lease.

SECTION 20.22 – Expropriation

In the event of such expropriation, the Landlord shall in no way be liable to the Tenant for any loss of any kind whatsoever.  If the expropriation results in a decrease of the Common Facilities, or the Building, the rent for the Leased Premises shall not be abated, as a result of this decrease.

SECTION 20.23 - Intent of Net, Net Lease

The Tenant acknowledges and agrees that it is intended that subject to express provisions hereof, this Lease shall be a completely net, net lease for the Landlord; save as expressly agreed hereunder the Landlord shall not be responsible during the Term of this Lease and any Renewal Terms for any cause, charges, expenses and outlays of any nature whatsoever arising from or relating to the Leased Premises, or the Business Centre, or the contents thereof and save as expressly agreed hereunder, the Tenant shall pay all charges and impositions, costs and expenses of every nature and kind relating to the Leased Premises and the Business Centre except as expressly herein set out, and the Tenant covenants with the Landlord accordingly.

SECTION 20.24 - Dishonoured Cheques

As compensation to the Landlord for inconvenience and expense, the Tenant agrees to pay the Landlord the sum of Fifty ($50.00) Dollars for each cheque which is dishonoured or returned "N.S.F." from the Tenant's Bank.

SECTION 20.25 - Counterparts of this Agreement

This Agreement may be executed in counterparts, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument.

SECTION 20.26 - Distress

The Tenant waives and renounces the benefit of any present or future statute taking away or limiting the Landlord's right of distress and the Tenant covenants and agrees that notwithstanding any such statute none of the goods and chattels of the Tenant on the Leased Premises at any time during the Term shall be exempt from levy by distress for rent in arrears.

SECTION 20.27 - Environmental Issues and Contaminants

The Tenant shall not do or permit anything to be done on, around or in relation to the Leased Premises, or bring or keep anything thereon which may in any way increase or cause environmental contamination, adverse environmental effects, or which may be in contravention with The Environmental Protection Act, R.S.O. 1990, c.E.19 as amended, or any other federal, provincial or municipal legislation, regulation, ordinances or rules regarding environmental protection which are currently existing or which are enacted during the currency of this Lease. The Tenant shall not cause, and shall not permit to be caused, the escape, discharge, leaching, disposal, maintenance and/or the storage of any contaminants, pollutants, radioactive material, PCB, or other hazardous material on, around, or in relation to the Leased Premises. The Tenant shall be solely and totally responsible for the clean up and repair of any environmental damage, or adverse effects arising as a result of the breach of the covenants herein contained.  The Tenant hereby agrees to indemnify, defend and save the Landlord and any mortgagee harmless from any and all liability, claims, damage, expense, causes of action, suits or judgements arising from the Tenant's breach of this covenant, and all payments arising pursuant to this or the preceding paragraph shall be deemed to be Additional Rent and recoverable as such.  The indemnity referred to herein shall include, but not be limited to, claims made by third parties arising out of common law.  The Tenant herein covenants to provide immediate notice to the Landlord of any breach of the covenants contained herein.  The Tenant acknowledges that the Landlord, or its agents, shall be permitted to enter onto the Leased Premises at any time to inspect the Leased Premises, if it has reason to believe that the Tenant has breached it's covenant contained herein this section.  The Landlord shall also be entitled to take corrective action regarding any breach of the Tenants' covenants contained herein, at the Tenants' expense.

This paragraph regarding environmental issues and contaminants shall survive the expiration or termination of this Lease.

SECTION 20.28 - Successors and Assigns

This Lease shall be binding on the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF the Landlord and the Tenant have signed and sealed this 15th day of May 2007.

SIGNED, SEALED AND DELIVERED	) DIETER SCHWARZ
in the presence of	) (by his mangers herein
) Today Management (Windsor), Inc.
)
/s/ Diane Murray	) Per: /s/ Joy Laramie
WITNESS	) (Authorized Signing Officer)
)
) WIRELESS RONIN TECHNOLOGIES (CANADA) INC.
)
)
)
/s/ Scott N. Ross	) Per: /s/ Jeffrey C. Mack
WITNESS	) (Authorized Signing Officer)

SCHEDULE “A”

LEGAL DESCRIPTION

ALL AND SINGULAR that certain parcel or tract of land and premises situated, lying and being in the City of Windsor in the County of Essex, municipally known as 4510 Rhodes Drive and being in the City of Windsor, in the County of Essex, municipally known as 4510 Rhodes Drive and being more particularly described as Pt. Lot 106, Pt. Lot 107 & Pt. Lot 108 (McNiff’s), Concession 3, being Parts 1 to 38 on Plan 12R4655 in the City of Windsor, County of Essex and Province of Ontario.

SCHEDULE “B”

LEASED PREMISES

SCHEDULE “C”

1.	Interpretation

(a)            In this Schedule “C”, all references to: a Section shall be deemed to refer to the applicable Section of the Lease to which this Schedule “C” is attached; a paragraph shall be deemed to refer to the applicable paragraph of this Schedule “C”.

(b)            This Schedule forms an integral part of the Lease to which it is attached and is hereby incorporated in the Lease.  In the event of any inconsistency or conflict between the provisions set out in this Schedule and the Lease, the provisions set out in this Schedule shall in all cases prevail.

(c)            In this Lease, unless there is something in the subject matter or context inconsistent therewith, the following words and terms, which may be used in the singular or the plural, have the respective meanings given them as follows:

 “Authorities” means all federal, provincial, municipal and other governmental authorities (including, without limitation, suppliers of public utilities), departments, boards and agencies having or claiming jurisdiction;

 “Claims” means claims, losses, damages (direct, indirect, consequential or otherwise), suits, judgments, causes of action, legal proceedings, executions, demands, penalties or other sanctions of every nature and kind whatsoever, whether accrued, actual, contingent or otherwise and any and all costs arising in connection therewith, including, without limitation, legal fees and disbursements on a solicitor and his own client basis (including, without limitation, all such legal fees and disbursements in connection with any and all appeals);

“Excluded Costs” means:

(i)
any and all costs of replacements to the structural portions or elements of the Building, including, without limitation, the foundations, roof (excluding the roof membrane), exterior wall assemblies (including weather walls and bearing walls), subfloor and structural columns and beams of the Building (other than structural portions of the Premises which are built by the Tenant, if any);

(ii)	any and all costs and expenses incurred as a result of faulty construction or design, improper materials or workmanship or structural defects or weaknesses in respect of the Premises or the Building;

(iii)
any income taxes, capital taxes, large corporations tax, corporation taxes, business taxes, or other taxes personal to the Landlord, or interest or penalties relating to the late payment by the Landlord of any taxes, whether personal to the Landlord or not;

(iv)	any ground rentals (other than rentals in the nature of operating costs and payments of realty taxes), and any principal, interest or other carrying charges or mortgage payments or other financing costs in respect of the lands;

(v)
any costs considered to be capital expenses in accordance with generally accepted accounting principles and repairs, the costs of which exceed $15,000.00, but the Landlord may amortize any such costs and expenses over the useful life of the item to which such costs and expenses relate in accordance with generally accepted accounting principles and may include in the Operating Costs applicable to each year of the term of the Lease, the amortized amount attributable to such year of the term;

(vi)	depreciation and interest on the undepreciated portion of items located on the Lands which may be depreciated;

(vii)	any costs or expenses (including real property taxes) in respect of any lands which are not in actual day to day use for the Building as parking area, landscaped area or built upon common area;

(viii)	any reserves for future expenditures which would be incurred subsequent to the then current accounting year;

(ix)	any costs incurred by the Landlord and for which the Landlord receives insurance proceeds;

(x)	any increase in the cost of the Landlord’s insurance where such increase is attributable to the actions or omissions of other tenants or occupants of the Business Centre;

(xi)
all costs and expenses incurred as a result of the negligent or wilful acts or omissions of the Landlord or those for whom it is in law responsible, or arising from or occasioned by the default or negligence of any other person, other than the Tenant;

(xii)
all amounts paid by the Landlord for enforcing or honouring the leases of any other tenant or occupant of the Business Centre or for remedying or fulfilling the obligations, whether to the Landlord or to any other party, of any other tenant or occupant of the Business Centre;

(xiii)
any amounts paid by the Landlord to persons, firms or corporations which do not deal with the Landlord at arm’s length (as determined pursuant to the Income Tax Act (Canada)) to the extent, if any, that such payments exceed the amount which would be paid to person, firms or corporations which do deal with the Landlord at arm’s length;

(xiv)	amounts expended by the Landlord for advertising and promotion of the Business Centre;

(xv)	the amount of any leasing commissions, tenant inducements, legal fees or tenant allowances in connection with leasing any part of the Business Centre;

(xvi)	costs of improving or renovating space for a tenant or space vacated by a tenant;

(xvii)	all management and administration costs (including wages and benefits) for offsite or head office overhead of the Landlord;

(xviii)	legal, accounting, audit, architectural, engineering, surveying and other professional and consulting fees and expenses incurred in connection with the development, operation, leasing or reletting of premises in the Building, save and except for those necessarily and properly incurred in connection with the normal maintenance, administration and operation of the Business Centre;

(xix)
costs or expenses arising from or relating the existence of pollutants on the lands on which the Premises are located, or the containment or removal of such pollutants, including, without limitation, all amounts expended as environmental response costs for removal, enclosure, encapsulation, clean-up, remediation or other activities regarding Landlord’s compliance with federal, provincial, municipal or local hazardous waste and environmental laws, regulations or ordinances, unless the Tenant is responsible for such pollutants being located on such lands;

(xx)	expenses for the defense of the Landlord’s title to the Premises and/or the Business Centre;

“Hazardous Substance” means all contaminants, pollutants, explosives, hazardous waste, pathological waste, generic or process-specific waste, leachates, solvents, pesticides, and all radioactive, noxious, hazardous, toxic, corrosive, combustible, ignitable and reactive materials, substances and constituents (including, without limitation, polychlorinated biphenyls, dioxins, asbestos and urea formaldehyde foam insulation) and all other materials, substances and constituents (whether gas, liquid or solid) deemed, defined to be, listed or referred to as hazardous (either singly or in combination with any other materials, substances or constituents) in or pursuant to any Laws or which may cause an adverse effect (as that term is defined in the Environmental Protection Act (Ontario));

“Landlord’s Covenants” means all of the terms, covenants and conditions of this Lease on the part of the Landlord to be observed and performed;

“Landlord’s Employees” means the Landlord’s directors, officers, employees, servants, agents and those for whom the Landlord is responsible at law;

“Lands” means the lands on which the Premises are located and which are more particularly described in Schedule “A”

“Laws” means all laws, statutes, ordinances, regulations, by-laws, directions, orders, rules, requirements, directions and guidelines of all Authorities;

“Person” means an individual, a corporation, a limited partnership, a general partnership, a trust, a joint stock company, a joint venture, an association, a syndicate, a bank, a trust company, an Authority and any other legal and business entity;

“Rent” means Fixed Minimum Rent and Additional Rent & Charges;

“Tenant’s Covenants” means all of the terms, covenants and conditions of this Lease on the part of the Tenant to be observed and performed; and

“Tenant’s Employees” means the Tenant’s directors, officers, employees, servants, agents and those for whom the Tenant is responsible at law.

(d)            Whenever a party (the “Deciding Party”) is making a determination (including, without limitation, a determination of whether or not to provide its consent or approval where the Deciding Party’s consent or approval is required by the terms of this Lease), designation, calculation, estimate, conversion or allocation under this Lease, the Deciding Party shall (unless this Lease specifically provides to the contrary) act reasonably, in good faith and without undue delay and each accountant, architect, engineer or surveyor, or other professional person employed or retained by the Deciding Party Landlord shall act reasonably and in good faith, independently and in accordance with the applicable principles and standards of the person’s profession.  If the consent of a Deciding Party is required under this Lease and the Deciding Party fails to advise the other party whether or not it will give its consent within 10 days following the date that the Deciding Party’s consent is requested by the other party, the other party may make a further request for the Deciding Party’s consent and if the Deciding Party fails to respond to such second request within 5 days of such second request, the Deciding Party shall be deemed to have given its consent.  If the Deciding Party refuses to provide its consent or approval when requested to do so, it shall provide the party requesting such consent or approval (the “Requesting Party”) with the reasons for its refusal at the same time as it advises the Requesting Party that it refuses to provide its consent or approval, and if such reasons are not provided, the Deciding Party shall be deemed to have not responded to the other party’s request for the Deciding Party’s consent or approval.

2.            Condition – Intentionally Deleted

3.	Operating Costs

(a) Additional Rent & Charges shall be calculated in accordance with generally accepted accounting principles, without profit to the Landlord (excluding any management or administrative fee payable to the Landlord) and without duplication.

(b)
The statement to be provided by the Landlord to the Tenant pursuant to Section 2.03 (the "Statement") shall set out in reasonable detail all costs included in the Additional Rent & Charges during the period to which the Statement relates.

         (c)  At the Tenant’s request, the Landlord shall either (i) provide to the Tenant copies of all invoices, statements of account and all other reasonable items which the Tenant may require in order to facilitate its review and verification of the information contained in the Statement; or (ii) allow the Tenant to inspect and make copies of (at the Tenant’s expense) the Landlord’s books and records relating to the information contained in the Statement in order to allow the Tenant to verify the information contained in the Statement.  If the Tenant’s review reveals errors in the Statement, the appropriate adjustments shall be made between the parties within 30 days of the Tenant advising the Landlord of such errors.

4.            Repairs by the Tenant

The Tenant’s obligation to repair the Premises shall not extend to reasonable wear and tear or to the following repairs, all of which repairs shall be made by the Landlord:

(a)	damage resulting from fire, tempest, or any other peril insured against, or required to be insured against by the Landlord;

(b)
repairs to the structural elements of the Premises and Business Centre (including, without limitation, the foundations, exterior weather walls, bearing walls, subfloor, structural columns and beams, roof replacement) or repairs resulting from structural weaknesses or defects, improper materials or workmanship or faulty construction;

(c)	repairs or maintenance which the Landlord is obligated to make pursuant to this Lease;

(d)	repairs or replacements which are covered by warranties from third parties;

(e)	repairs or maintenance resulting from the negligent or wilful acts or omissions of the Landlord or those for whom it is in law responsible.

Notwithstanding any other provision of this Lease, the Tenant shall only be required to obtain the Landlord’s consent to the carrying out of any repairs, alterations, decorations, replacements or improvements to the Premises if same involve structural changes or materially affect the heating, ventilation, air conditioning, electrical, mechanical and plumbing systems and facilities of the Premises.

5.	Compliance With Laws

The Tenant shall not be required for making any repairs or improvements to the Premises which may be required by any Laws if there is a change in the applicable legal requirements and the changed legal requirements applies to all Premises in the Business Centre generally and not to the Premises specifically, in which case the Landlord shall be solely responsible for making such repairs or improvements.

6.	Insurance

(a)            The Landlord shall maintain in full force and effect during the Term (and any extension or renewal thereof), such insurance with respect to the Business Centre against such occurrences and in such amounts and on such terms and conditions and with such deductibles as would be obtained by a prudent landlord of a similar building.

 (b)            If the Landlord is entitled to recover insurance proceeds as a result of an occurrence on or around the Building, it will make all necessary claims to its insurers to recover such insurance proceeds.

(c)            The Landlord shall indemnify and save harmless the Tenant from and against any and all Claims in connection with any Injury, loss or damage to property arising from or out of any occurrence upon or at any part of the Business Centre not set aside for leasing to tenants occasioned wholly or in part by any fault, default, negligence, act or omission by the Landlord or by any Person permitted to be thereon by the Landlord.

(d)            In determining the Tenant’s responsibility for any increased cost of insurance as contemplated by Section 7.03, a statement issued by the organization, company or insurer establishing the insurance premiums or rates for the relevant insurance policies stating the reasons for such increase shall be the only acceptable evidence in determining the Tenant’s responsibility for same.  The Landlord’s right to recover the amount of such increase from the Tenant shall be the Landlord’s sole remedy in the event that the rate of insurance is increased due to the Tenant’s occupancy or use of the Leased Premises.

(e)            The Tenant hereby releases and waives any and all Claims against the Landlord and the Landlord’s Employees with respect to occurrences to be insured against by the Tenant in accordance with its obligations under this Lease or otherwise, and whether any such Claims arise as a result of the negligence or otherwise of the Landlord or the Landlord’s Employees.

7.	Default

(a)	If:

(i)
the Tenant fails to pay any Rent reserved by this Lease on the day or dates appointed for the payment thereof and such failure continues for a period of five (5) Business Days after written notice thereof has been provided to the Tenant by the Landlord; or

(ii)	the Tenant fails to observe or perform any of the terms, covenants, obligations or conditions of this Lease (other than the payment of Rent) to be observed or performed by the Tenant and:

(A)	fails to remedy such breach within fifteen (15) days of the receipt or deemed receipt by the Tenant of written notice from the Landlord respecting such breach; or

(B)
if such breach cannot be reasonably remedied within fifteen (15) days, the Tenant fails to commence to remedy such breach within such fifteen (15) day period or thereafter fails to proceed diligently to remedy such breach, then the Landlord has to the extent permitted by law, the immediate right of re-entry upon the Premises.

(b)            Regardless of any other provision of this Lease, if the Landlord re-enters the Premises or terminates this Lease, the Landlord shall not be entitled to take possession of or sell any of the Tenant’s equipment, furniture or other personal property located on the Premises without first allowing the Tenant a period of fourteen (14) days following the date that the Landlord re-enters the Premises or terminates this Lease to remove all such equipment, furniture and other personal property.  However, this section shall not apply where the Landlord has lawfully distrained upon the Tenant’s goods.

8.            Landlord’s Work – Intentionally Deleted

9.	Leasehold Improvement Allowance

The Leasehold Improvement Allowance shall be: (a) available to pay for the cost of new signage renovations, alterations or improvements which the Tenant may make to the Premises (including, without limitation, painting and carpeting); and (b) paid by the Landlord to the relevant contractor (subject to a holdback of 10%) within fifteen (15) days following the date that the Landlord receives an invoice and a direction from the Tenant to pay such contractor.  The holdback will be released to the contractor, forty-five (45) days following substantial completion of the Leasehold Improvement.

10.	Hazardous Substances

The Tenant shall not be responsible for any Hazardous Substances located on or in the Premises, the Business Centre or the Lands unless the Tenant or the Tenant’s Employees were responsible for the Hazardous Substances being brought upon and located on or in the Premises, the Business Centre or the Lands, as the case may be.  As between the Landlord and the Tenant, the Landlord shall be solely responsible for all Hazardous Substances: (a) brought on to the Premises by the Landlord or the Landlord’s Employees; and (b) which migrate into the Premises from adjoining premises or on to the Lands from adjoining lands.

11.            Distress

The Landlord shall not be entitled to exercise its right of distress unless Rent has been arrears for a period of ten (10) days following written notice of such arrears having been given by the Landlord to the Tenant.

12.	Landlord’s Default

If the Landlord fails to perform any of the Landlord’s Covenants and:

(a)	fails to remedy such breach within fifteen (15) days (or such shorter period as may be provided in this Lease) following receipt of written notice from the Tenant respecting such failure; or

(b)
if such failure cannot be reasonably remedied within fifteen (15) days or such shorter period, the Landlord fails to commence to remedy such breach within fifteen (15) days or shorter period or thereafter fails to proceed diligently to remedy such breach, then the Tenant may rectify such default and the Landlord shall be responsible for, and shall pay to the Tenant within 30 days following receipt of an invoice from the Tenant, all reasonable costs incurred by the Tenant as a result of such default, including, without limitation, the reasonable costs incurred by the Tenant in rectifying such default (if the Tenant elects to rectify such default), reasonable compensation for the time expended by the Tenant’s own personnel, reasonable legal costs on a solicitor-client basis and all other reasonable costs of any kind whatsoever arising from or incurred as a result of any such failure on the part of the Landlord to perform.

13.	Landlord’s Representations and Warranties

The Landlord represents and warrants that: (a) it is the registered owner in fee simple of the Lands and the legal description of the Lands contained in Schedule “A” correctly describes the Lands; and (b) it has the full right and authority to enter into this Lease with the Tenant and to lease the Premises to the Tenant in accordance with this Lease.

14.            Landlord’s Obligations

(a)            The Landlord shall operate, maintain, repair and insure the Business Centre as would a prudent owner and operator of a similar building complex.

15.	Landlord’s Right to Enter the Premises

In exercising its rights in the Lease to view the state of repair of the Premises, or to make repairs or alterations to the Premises (or to any systems serving more than one premises in the Building), or to enter the Premises pursuant to any other provision of this Lease allowing the Landlord to enter the Premises (except for those provisions allowing the Landlord to enter in connection with its exercising its rights of distress, termination or re-entry), the Landlord shall:

(a)	give not less than two (2) Business Days’ prior written notice to the Tenant (except in the case of an emergency where no notice shall be required);

(b)	take such steps as may be reasonably required to minimize the interference with the Tenant’s business operations on the Premises.

Regardless of any notice that the tenant may receive from the Landlord regarding the making of repairs to the Premises, the Tenant shall only be obligated to make such repairs as it is obligated to make pursuant to this Lease.

16.            Obligation to Pay

Whenever the Tenant is required by the terms of this Lease to pay an amount of money “forthwith”, “forthwith on demand”, “on demand”, “when rendered” or pursuant to similar language, the Tenant shall pay such amount within ten (10) days following receipt of a written invoice from the Landlord in respect of the relevant cost.  For greater certainty, this provision shall not apply to the monthly instalments of Rent payable by the Tenant under this Lease.

17.            Registration of Notice

The Tenant may register a notice, caveat or short form of this Lease against title to the Lands, provided same does not disclose the financial terms of this Lease.  If the Landlord wishes to review, or have its lawyer review, any such notice, caveat or short form, it shall do so at its sole cost.  The Landlord shall execute (and, in the case of electronic registration, instruct its lawyer to execute), such documentation as the Tenant may require to be executed in order to register such notice, caveat or short form of lease (including, without limitation, such notice, caveat or short form of lease).  The Tenant shall be responsible for the registration costs of registering any such notice, caveat or short form of lease.

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